Exhibit 10.3

RENAISSANCERE HOLDINGS LTD.

RULES

OF

RENAISSANCERE HOLDINGS LTD. 2001 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED)

2009 HMRC APPROVED SUB-PLAN FOR THE

UNITED KINGDOM

Approved by a board resolution: 17 February 2009

Approved by HM Revenue & Customs on: 16 April 2009

HM Revenue & Customs reference no: X104295

PricewaterhouseCoopers

Plumtree Court

London EC4A 4HT

Telephone:	+44(0) 1895 522051
Fax:	+44(0) 20 7212 2980
Reference:

RULES OF THE RENAISSANCERE HOLDINGS LTD. 2001 STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

2009 HMRC APPROVED SUB-PLAN FOR THE

UNITED KINGDOM

1.	General

This schedule to the RenaissanceRe Holdings LTD. 2001 Stock Incentive Plan (as amended and restated) (the “Plan”) sets out the rules of 2009 HMRC Approved Sub-Plan for the United Kingdom (“the Sub-Plan”).

2.	Establishment of Sub-Plan

The Company (the scheme organiser for the purpose of paragraph 2 (2) of Schedule 4 to ITEPA 2003) has established the Sub-Plan under Section13 of the Plan .i

3.	Purpose of Sub-Plan

The purpose of the Sub-Plan is to enable the grant to, and subsequent exercise by, employees and directors in the United Kingdom, on a tax favored basis, of options to acquire shares in the Company under the Plan.

4.	HMRC approval of Sub-Plan

The Sub-Plan is intended to be approved by HMRC under Schedule 4 ITEPA 2003.

5.	Rules of Sub-Plan

The rules of the Plan, in their present form and as amended from time to time, shall, with the modifications set out in this schedule, form the rules of the Sub-Plan. In the event of any conflict between the rules of the Plan and the Sub-Plan, the Sub-Plan shall prevail.

6.	Relationship of Sub-Plan to Plan

The Sub-Plan shall form part of the Plan and not a separate and independent Plan.

7.	Definitions and Interpretation

7.1	Definitions

In the Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

7.1.1	Approval Date means the date on which HMRC notify the company or its advisers that the Sub-Plan is approved under Schedule 4;

7.1.2	Associated Company has the meaning given to that expression by paragraph 35(1) of Schedule 4ii;

7.1.3	Close Company has the meaning given to that expression by section 989 of ITA 2007, and paragraph 9(4) of Schedule 4iii;

7.1.4	Committee means the Board, the Compensation Committee of the Board or such other committee of at least two people who the Board may appoint to administer the Plan, as determined by the Board;

7.1.5	Consortium has the meaning given to that word by paragraph 36(2) of Schedule 4iv;

7.1.6	Control has the meaning given to that word by section 995 of ITA 2007;

7.1.7	Eligible Employee an individual who is an employee (other than a director) of the Company or a Subsidiary and who does not have at the Grant Date, and has not had at any time during the preceding twelve months, a Material Interest in a Close Company which is the Company or a company which has Control of the Company or a member of a Consortium which owns the Company;

7.1.8	Employer’s NIC means employer’s national insurance contributions liability;

7.1.9	Exercise Price means the amount per Share payable on the exercise of an Option;

7.1.10	Grant Date means the date on which an Option is granted to an Eligible Employee as stated in the Stock Option Agreement;

7.1.11	HMRC means H M Revenue and Customs;

7.1.12	ITA 2007 means the Income Tax Act 2007;

7.1.13	ITEPA 2003 means the Income Tax (Earnings and Pensions) Act 2003;

7.1.14	Key Feature means a provision of the Sub-Plan which is necessary in order to meet the requirements of Schedule 4;

7.1.15	Market Value means

(a)	if at the relevant time Shares are listed on the New York Stock Exchange (or any other recognised investment exchange within the meaning of section 1005 of ITA 2007), the closing sale price per Share reported on a consolidated basis on the date as of which such value is being determined, or if there is no sale on that date, then on the last previous day on which a sale was reported; or

(b)	if at the relevant time Shares are not so listed, the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance by the Committee with HMRC Shares and Assets Valuation on the Grant Date or such earlier date or dates (not being more than thirty days before the Grant Date) as may be agreed with HMRC;

7.1.16	Material Interest[v] has the meaning given to that expression by paragraphs 9 to 14 of Schedule 4;

7.1.17	Option means a right to acquire Shares granted under the Sub-Plan;

7.1.18	Optionee means an individual who holds an Option or, where the context permits, his legal personal representatives;

7.1.19	Performance Target means a performance target imposed as a condition of the exercise of an Option under Rule11.1 and as substituted or varied in accordance with Rule11.3;

7.1.21	Relevant Employment means employment with the Company or a Subsidiary;

7.1.22	Rules mean the rules of the Sub-Plan;

7.1.23	Schedule 4 means Schedule 4 to ITEPA 2003;

7.1.24	Shares means full voting common shares in the capital of the Company which satisfy the conditions in paragraphs 16 to 20 of Schedule 4;

7.1.25	Stock Option Agreement means the agreement under which an Option is granted in accordance with Rule 8.4; and

7.1.26	Subsidiary means a company which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act 2006 over which the Company has Control.

7.2	Interpretation

7.2	In the Sub-Plan, unless otherwise specified:

7.2.1	words and expressions not defined above have the same meanings as are given to them in the Plan;

7.2.2	the contents and rule headings are inserted for ease of reference only and do not affect their interpretation;

7.2.3	a reference to a rule is a reference to a rule of this Sub-Plan;

7.2.4	the singular includes the plural and vice-versa and the masculine includes the feminine; and

7.2.5	a reference to a statutory provision is a reference to a United Kingdom statutory provision and includes any statutory modification, amendment or re-enactment thereof.

8	Grant of Options

8.1	General

An Option shall be granted under and subject to the provisions of the Plan as modified by this Sub-Plan.

8.2	Options granted by the Committee

The Committee may from time to time grant Options to Eligible Employees.

8.3	Grant of Options determined by the Committee

Subject to the Rules, the Eligible Employees to whom Options are granted and the terms of such Options shall be determined by the Committee in its absolute discretion.

8.4	Stock Option Agreement

Notwithstanding Section 6(d) of the Plan, the grant of an Option under the Sub-Plan shall be evidenced by a Stock Option Agreement. A Stock Option Agreement shall be in such form of document as the Committee may determine from time to time, and shall state all of the following:

•	the Grant Date;

•	the number of Shares subject to the Option;

•	the Exercise Price, which shall be not less than the Market Value of a Share on the Grant Date;

•	the date(s) the Option will ordinarily become exercisable, and the number of Shares over which the Option may then be exercised;

•	how the Option may be exercised; and

•	any Performance Target or other conditions applicable to the Option.

8.5	Earliest date for grant of Options

An Option may not be granted earlier than the Approval Date.

8.6	Persons to whom Options may be granted

The Committee may not grant an Option to an individual who is not an Eligible Employee on the Grant Date.

8.7	Options non-transferable

Notwithstanding Section7(d)(iii) and Section10(k) of the Plan, an Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Optionee purports to transfer, charge or otherwise alienate the Option.

9	Limit on aggregate number of Shares placed under Option

For the avoidance of doubt, Shares placed under Option under the Sub-Plan shall be taken into account for the purposes of Rules 5 (a) and 5 (b) of the Plan.

10	Application of HMRC limit

10.1	Limit on (£30,000) on number of Shares over which Options may be granted to eligible employee

An Option may not be granted to an Eligible Employee if the result of granting the Option would be that the aggregate Market Value of the shares subject to all outstanding options granted to him under the Sub-Plan or any other share option scheme established by the Company or an Associated Company and approved by HMRC under Schedule 4 would exceed £30,000 or such other limit as may from time to time be specified in paragraph 6 of Schedule 4. For the purpose of this limit, shares subject to an option which has been exercised, lapsed, renounced or otherwise become incapable of being exercised shall be disregarded.

10.2	Foreign Currency Options

For the purpose of the limit contained in Rule 10, the United Kingdom sterling equivalent for the market value of a share on any day shall be determined by taking the spot sterling/dollar exchange rate for that day as shown in the UK edition of the Financial Times.

10.3	Effect of granting Options in excess of the limit in Rule 10.1

If the grant of an Option would cause the limit in Rule 10 to be exceeded, such Option shall take effect as an Option over the maximum number of Shares which does not cause the limit to be exceeded.

11	Performance Target

11.1	Imposition of Performance Target

On the grant of an Option, the Committee may impose a Performance Target and any further condition on the exercise of the Option that the Committee determines to be appropriate.

11.2	Nature of Performance Target

Any performance target or other condition imposed on the exercise of an Option shall be;

11.2.1	objective;

11.2.2	capable of being fulfilled within the period of ten years from the Grant Date; and

11.2.3	such that, once satisfied, the exercise of the Option is not subject to the discretion of any person; and

11.2.4	set out in, or attached in the form of a schedule to, the Stock Option Agreement.

11.3	Performance Target can no longer be satisfied

If the Committee determines that the Performance Target has not been satisfied either in whole or in part in relation to an Option and can no longer be satisfied either in whole or in part, the Option shall lapse immediately as to the proportion in relation to which the Performance Target has not been satisfied.

11.4	Substitution, variation or waiver of Performance Target

If an event occurs which causes the Committee to consider that the Performance Target or any further condition imposed under Rule 11.1 subject to which an Option has been granted is no longer appropriate, the Committee may substitute, vary or waive the Performance Target or the condition in such manner (and make such consequential amendments to the Rules) as:

11.4.1	is reasonable in the circumstances; and

11.4.2	except in the case of waiver, produces a fairer measure of performance and is not more nor less difficult to satisfy and the Option shall then take effect subject to the Performance Target or the condition as so substituted, varied or waived.

12	Exercise of Options

12.1	Earliest date for Exercise of Options

Subject to Rule 13, an Option may not be exercised earlier than the later of:

12.1.1	the third anniversary of the Grant Date;

12.1.2	in relation to the Shares in respect of which the Option is being exercised, the relevant date specified in the Stock Option Agreement under Rule 8.4; and

12.1.3	the date on which the Committee determines that the Performance Target and any further condition imposed under Rule 11.1, in their original form or as substituted or varied from time to time, have been satisfied or waived.

12.2	Manner of payment for Shares on the Exercise of Options

The amount due on the exercise of the Option, including the Exercise Price and any amounts due in accordance with Rule 15 shall be paid in cash or by cheque or banker’s draft and may be paid out of funds provided to the Optionee on loan or by a bank, broker or other person. Notwithstanding Section 7(b) of the Plan, the amount may not be paid by the transfer to the Company of Shares or any other shares or securities. The amount may be paid by a cashless exercise facility, provided HMRC have agreed this in advance. The date of exercise of the Option shall be the date on which the Company receives the amount due on the exercise of the Option.

12.3	Latest date for Exercise of Options

Notwithstanding any other provision in the Rules, an Option may not be exercised later than the tenth anniversary of the Grant Date and, to the extent not exercised by that time, the Option shall lapse immediately.

12.4	Exercise of Options by leavers

The period during which the Option shall remain exercisable (if at all) following termination of employment shall be stated in the Stock Option Agreement.

12.5	Material Interest

An Option may not be exercised if the Optionee then has, or has had within the preceding twelve months, a Material Interest in a Close Company which is the Company or which is a company which has Control of the Company or which is a member of a Consortium which owns the Company.

12.6	Issue or transfer of Shares on exercise of Options

Subject to Section16 and Section 10(a) of the Plan and to compliance by the Optionee with the Applicable Laws and the Rules, the Company shall, as soon as reasonably practicable and in any event not later than thirty days after the date of exercise of the Option, issue or transfer to the Optionee, or procure the issue or transfer to the Optionee of, the number of Shares with respect to which the Option is exercised and shall deliver or procure the delivery to the Optionee of a definitive share certificate in respect of such Shares together with, in the case of the partial exercise of an Option, a Stock Option Agreement in respect of, or the original Stock Option Agreement endorsed to show, the unexercised part of the Option.

12.7	Death and Disability

This rule 12.6 shall apply in substitution for Section 7(c)(ii) of the Plan.

12.7.1	Termination of employment by reason of Disability

Where the Optionee’s employment with the Company or Subsidiary is terminated by reason of the Optionee’s Disability, all Options shall immediately vest and shall be exercisable for a period of up to six months following such termination. If not so exercised, the Options shall lapse immediately at the end of the six month period.

12.7.2	Termination of employment by reason of Death

Where the Optionee’s employment with the Company or Subsidiary is terminated by reason of the Optionee’s death, all Options shall immediately vest and shall be exercisable by his personal representatives for a period of up to 12 months following such termination. If not so exercised, the Options shall lapse immediately at the end of the 12 month period.

13	Change in Control of the Company

References in Section11 of the Plan and Section1 of the Amendment No. 1 to assumption, substitution of and provision for a cash payment in exchange for the termination of an Option or any portion thereof shall be disapplied for the purposes of the Sub-Plan.

14	Adjustment of Options on reorganization

Notwithstanding Section11 of the Plan any adjustment of an Option:

i)	shall not be made unless the adjustment is permitted pursuant to paragraph 22(3) of Schedule 4; and

ii)	shall not take effect until approved by HMRC.

15	Accounting for PAYE and National Insurance Contributions

15.1	Settlement of Tax Liability

Section10 (d) of the Plan shall not apply to the Sub-Plan. Instead, the following provisions shall apply.

Where, directly or indirectly in relation to an Option granted under the Plan, the Company or the Optionee’s employer (as the case may be) is liable, or is in accordance with current practice believed by the Company to be likely to become liable, to account to any revenue or other authority for any sum in respect of any tax or social security liability of the Optionee, the Option may not be exercised unless the Optionee has beforehand paid to the Company or his employing company (as the case may be) an amount sufficient to discharge the liability. Alternatively, the Optionee may, by agreement with the Company or his employing company (as the case may be), enter into some other arrangement to ensure that such amount is available to them or it (whether by authorising the sale of some or all of the Plan Shares subject to his Option and the payment to the Company or the Optionee’s employing company (as the case may be) of the requisite amount out of the proceeds of sale or otherwise). Where this is the case the Option shall not be treated as exercised until the Company or the Optionee’s employing company (as the case may be) determine that such arrangements are satisfactory to it.

15.2	Transfer of Employer’s NIC

The Committee may, at its discretion, impose requirements for the payment by the Optionee of all or any part of the Employer’s NIC which may arise as a result of the exercise of his Option. Such requirements may include in particular, but not by way of limitation, a determination that the Option may not be exercised unless the Optionee has beforehand paid to the Company (or the Subsidiary which employs the Optionee, if different) an amount sufficient to discharge all or any part of the Employer’s NIC. Alternatively, the Optionee may, by agreement with the Company or the Subsidiary (as the case may be), enter into some other arrangement to ensure that such amount is available to them or it (whether by authorizing the sale of some or all of the Shares subject to his Option and the payment to the Company or the Subsidiary (as the case may be) of the requisite amount out of the proceeds of sale or otherwise). Where this is the case the Option shall not be treated as exercised until the Company or the Subsidiary (as the case may be) determine that such arrangements are satisfactory to it.

15.3	Execution of Stock Option Agreement by Optionee

The Committee may require an Optionee to execute a copy of the Stock Option Agreement or some other document in order to bind himself contractually to any such arrangement as is referred to in Rules 15.1 to 15.2 and return the executed document to the Committee by a specified date. Failure to return the executed document by the specified date being not more than 30 days after the Grant Date shall cause the Option to lapse unless the Committee determines otherwise.

16	Issue and availability of shares

All Shares issued in respect of exercise of an Option shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the Shares in issue at the date of such issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of such issue.

17	Relationship of plan to Contract of Employment

17.1	Contractual Provisions

Notwithstanding any other provision of the Sub-Plan:

17.1.1	the Sub-Plan shall not form part of any contract of employment between the Company or Subsidiary and an Eligible Employee;

17.1.2	unless expressly so provided in his contract of employment, an Eligible Employee has no right to be granted an Option;

17.1.3	the benefit to an Eligible Employee of participation in the Sub-Plan (including, in particular but not by way of limitation, any Options held by him) shall not form any part of his remuneration or count as his remuneration for any purpose and, for the purposes of his contract of employment, shall not be pensionable; and

17.1.4	if an Eligible Employee ceases to be in Relevant Employment, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Sub-Plan (including, in particular but not by way of limitation, any Options held by him which lapse by reason of his ceasing to be in Relevant Employment) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

17.2	Deemed Agreement

By accepting the grant of an Option, an Optionee is deemed to have agreed to the provisions of this Rule17.

18	Amendment of Sub-Plan

Notwithstanding Section13 of the Plan, an amendment to a Key Feature of the Sub-Plan shall not have effect at a time when the Sub-Plan is approved by HMRC, until the amendment has been approved by HMRC under Schedule 4.

19	Disapplication of certain provisions

The sections of the Plan dealing with:

•	Incentive Stock Options

•	Reload Options

•	Restricted Stock

•	Stock Bonuses

•	Payments to Persons Other Than Participants

•	Non-transferability

•	Re-pricing of Options (as set out in Section 7(a) of the Plan)

•	The Committee’s power to accelerate the right of exercise of an Option (Section 7(c) of the Plan)

•	The provisions for forfeiture and the imposition of direct or indirect restrictions in relation to Options (Section 10(a) of the Plan)

•	Tax Withholding (as set out in Section10(d) of the Plan)

•	Limitation on Rights Conferred Under Plan (Section 10(e) of the Plan)

•	Provision to pay cash on a Change of Control and the provision deeming outstanding Options to be exercised (Section11 of the Plan)

•	Provisions to reduce the number of Options granted or otherwise alter the Options (Section 13 of the Plan)

and, in addition, Sections 7(d)(v), 7(d)(vi) and 10(c), 10(f) and 10(g) of the Plan

shall not form part of, and no such rights may be granted under this Sub-Plan.